                                                                     Exhibit 3.1

                                   CERTIFICATE
                                       OF
                                   ELIMINATION
                                     OF THE
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                        NEW CENTURY EQUITY HOLDINGS CORP.

          New Century Equity Holdings Corp. (formerly, "Billing Information
Concepts Corp.") (the "Corporation"), a corporation existing under the General
Corporation Law of the State of Delaware (the "DGCL"),

     DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the proposed elimination of the Series A Junior
     Participating Preferred Stock as set forth herein:

               RESOLVED, that no shares of the Series A Junior Participating
          Preferred Stock are outstanding and none will be issued subject to the certificate of designations previously filed with respect to such series; and it is further

               RESOLVED, that as no shares of the Series A Junior Participating
          Preferred Stock remain outstanding, the proper officers of the
          Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file, in the name and on behalf of the
          Corporation, with the Office of the Secretary of State of the State of
          Delaware, a Certificate of Elimination as provided in Section 151(g)
          of the DGCL and all such previously designated shares shall resume the status as authorized but unissued shares of preferred stock of the
          Corporation.

          SECOND: None of the authorized shares of the Series A Junior
     Participating Preferred Stock are outstanding and none will be issued subject to the certificate of designations previously filed with respect to such series.

          THIRD: In accordance with the provisions of Section 151(g) of the
     DGCL, the Certificate of Incorporation is hereby amended to eliminate all references to the Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf, as of this 10th day of July 2006.

Dated: July 10, 2006                   NEW CENTURY EQUITY HOLDINGS CORP.

                                       By:  /s/ Steven J. Pully
                                           -------------------------------------
                                           Name:  Steven J. Pully
                                           Title: Chief Executive Officer

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